UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2024

QUEST RESOURCE HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36451	51-0665952
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway, The Colony, Texas	75056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	QRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 29, 2024, Quest Resource Holding Corporation (the “Company”) and certain of its domestic subsidiaries entered into an amendment (the “Monroe Fifth Amendment”) to that certain Credit Agreement, dated as of October 19, 2020 (as amended by that certain First Amendment to Credit Agreement, dated as of September 3, 2021, that certain Second Amendment to Credit Agreement, dated as of December 1, 2021, that certain Third Amendment to Credit Agreement, dated as of December 7, 2021, that certain Letter Agreement, dated as of August 9, 2022, as further amended by that certain Fourth Amendment to Credit Agreement, dated as of December 2, 2022, and as may be further amended, restated, supplemented, or otherwise modified from time to time, the “Monroe Credit Agreement”), with Monroe Capital Management Advisors, LLC, as administrative agent for the lenders thereto (the “Lenders”) and the Lenders. The Monroe Fifth Amendment, among other things, changed the termination date established under the Monroe Credit Agreement to October 19, 2026. The information contained in Exhibit 10.1 filed herewith is hereby incorporated by reference into this Item 1.01.

On March 29, 2024, the Company and certain of its domestic subsidiaries entered into an amendment (the “PNC Fourth Amendment”) to that certain Loan, Security and Guaranty Agreement, dated as of August 5, 2020 (as amended by that the Joinder and First Amendment, dated as of October 19, 2020, as amended by the Joinder and Second Amendment, dated as of December 7, 2021, as amended by the Third Amendment to Loan, Security and Guaranty Agreement, dated as of December 2, 2022, and as may be further amended restated, supplemented or otherwise modified from time to time, the “PNC Loan Agreement”), with PNC Bank, National Association, successor to BBVA USA, as a lender, and as administrative agent, collateral agent, and issuing bank, to, among other things, extend the maturity date, adjust the rate of interest, charge certain fees, increase the amount of Revolving Credit Commitments (as defined in the PNC Loan Agreement) and provide for an equipment term loan line of up to $5 million. The information contained in Exhibit 10.2 filed herewith is hereby incorporated by reference to this Item 1.01.

In connection with the Monroe Fifth Amendment and the PNC Fourth Amendment, PNC Bank and Monroe Capital Management Advisors, LLC entered into the Second Amendment to Intercreditor Agreement (the “Intercreditor Agreement Amendment”) setting forth their relative rights with respect to their interests in the collateral under their respective agreements.

The above description of the Monroe Fifth Amendment, the PNC Fourth Amendment and the Intercreditor Agreement Amendment does not purport to be a complete description of all the terms, provisions, covenants and agreements contained therein and is subject to, and qualified in its entirety by reference to, the full text of the Monroe Fifth Amendment, the PNC Fourth Amendment and the Intercreditor Agreement Amendment, which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Certain information with respect to the Monroe Fifth Amendment and PNC Fourth Amendment set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

On April 1, 2024, the Company announced its entry into the Monroe Fifth Amendment and the PNC Fourth Amendment. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement, dated March 29, 2024, by and among Quest Resource Holding Corporation, Quest Resource Management Group, LLC and each of its Affiliates that are or may from time to time become parties thereto, the financial institutions that are or may from time to time become parties thereto, and Monroe Capital Management Advisors, LLC, as administrative agent for the lenders.

10.2	Fourth Amendment to Loan, Security and Guaranty Agreement, dated as of March 29, 2024, by and among PNC Bank, National Association, Quest Resource Management Group, LLC, Landfill Diversion Innovations, L.L.C., Quest Resource Holding Corporation, Quest Sustainability Services, Inc., Youchange, Inc., Quest Vertigent Corporation, Quest Vertigent One, LLC and Global Alerts, LLC.

10.3	Second Amendment to Intercreditor Agreement, dated as of March 29, 2024, by and between PNC Bank, National Association and Monroe Capital Management Advisors, LLC.

99.1	Press Release dated April 1, 2024.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE HOLDING CORPORATION

Dated: April 2, 2024	By:	/s/ S. Ray Hatch
		Name:	S. Ray Hatch
		Title:	President and Chief Executive Officer